Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 (Nos. 333-58348, 333-58352, 333-60846, 333-119100 and 333-122341) and Form S-3 (Nos. 333-105276 and 333-112418) of Tut Systems, Inc. of our report dated February 2, 2005, except as to the third paragraph of Note 13 as to which the date is February 11, 2005, relating to the financial statements and financial statement schedule, which appears in this Amendment No. 1 to Form 10-K.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
April 28, 2005